THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR
USE IN ACCEPTING THE OFFER (AS DEFINED BELOW).

NOTICE OF GUARANTEED DELIVERY
for Deposits of Common Shares of

SHELL CANADA LIMITED
pursuant to the Offer dated February 8, 2007 made by

SHELL INVESTMENTS LIMITED
a wholly-owned indirect subsidiary of

ROYAL DUTCH SHELL plc

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 8:00 P.M. (TORONTO TIME)
ON MARCH 16, 2007, UNLESS EXTENDED OR WITHDRAWN (THE “EXPIRY TIME”).
SEE “TIME FOR ACCEPTANCE” IN SECTION 2 OF THE OFFER.

USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE OFFER BUT YOUR COMMON SHARE CERTIFICATE(S) ARE NOT IMMEDIATELY AVAILABLE OR YOU ARE NOT ABLE TO DELIVER YOUR COMMON SHARE CERTIFICATE(S) TO THE DEPOSITARY OR THE U.S. FORWARDING
AGENT ON OR PRIOR TO THE EXPIRY TIME.

This Notice of Guaranteed Delivery must be used to accept the offer dated February 8, 2007 (the “Offer”) made by Shell Investments Limited (the “Offeror”), a wholly-owned indirect subsidiary of Royal Dutch Shell plc, to purchase all of the issued and outstanding common shares (the “Common Shares”) (including all Common Shares which may become outstanding on or after the date of the Offer and prior to the Expiry Time) in the capital of Shell Canada Limited (“Shell Canada”) not already held by the Offeror or its affiliates, only if the certificate(s) for the Common Shares to be deposited are not immediately available or if the holder of Common Shares (other than the Offeror or its affiliates) (the “Shareholder”) is not able to deliver the certificate(s) and all other required documents to the Depositary at or prior to the Expiry Time. This Notice of Guaranteed Delivery may be delivered by hand or courier, mailed or transmitted by facsimile transmission to the Depositary at its office in Toronto, Ontario, Canada at the address or facsimile number listed in this Notice of Guaranteed Delivery.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer and accompanying Circular (the “Circular”) dated February 8, 2007 have the meanings ascribed to them in the Offer and the Circular.

The Depositary or your broker or other financial advisor can assist you in completing this Notice of Guaranteed Delivery.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

As set forth under “Manner of Acceptance — Procedure for Guaranteed Delivery” in Section 3 of the Offer, if a Shareholder wishes to deposit Common Shares pursuant to the Offer and the certificate(s) representing such Common Shares are not immediately available or such Shareholder is not able deliver such certificate(s) and all other required documents to the at or prior to the Expiry Time, such Common Shares may nevertheless be deposited under the Offer provided that all of the following conditions are met:

(a)	such deposit is made by or through an Eligible Institution (as defined below);

(b)	a copy of this Notice of Guaranteed Delivery (printed on green paper) or a facsimile thereof, properly completed and duly executed, including a guarantee by an Eligible Institution in the form set out in this Notice of Guaranteed Delivery, is received by the Depositary at its office in Toronto, Ontario, Canada as set out herein, at or prior to the Expiry Time; and

(c)	the certificate(s) representing deposited Common Shares, in proper form for transfer together with a Letter of Transmittal in the form accompanying the Offer and Circular or a facsimile thereof, properly completed and duly executed, with any required signature guarantees and all other documents required by the Letter of Transmittal, are received by the Depositary at its office in Toronto, Ontario, Canada as set out in this Notice of Guaranteed Delivery prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Time.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

The undersigned understands and acknowledges that payment for Common Shares deposited and taken up by the Offeror will be made only after timely receipt by the Depositary of: (i) such certificate(s) representing the Common Shares; and (ii) the Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any signatures guaranteed, if so required, and all other documents required by the Letter of Transmittal prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Time. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Common Shares on the purchase price of Common Shares purchased by the Offeror, regardless of any delay in making such payment, and that the consideration for the Common Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for the Common Shares delivered to the Depositary prior to the Expiry Time, even if the Common Shares to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Depositary, and therefore payment by the Depositary on account of such Common Shares is not made, until after the take up and payment for the Common Shares under the Offer.

All authority conferred, or agreed to be conferred, by this Notice of Guaranteed Delivery is, to the extent permitted by applicable laws, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

TO:          SHELL INVESTMENTS LIMITED

AND TO: CIBC MELLON TRUST COMPANY, as Depositary

By Mail	By Registered Mail, Hand or by Courier	By Facsimile Transmission:
P.O. Box 1036Adelaide Street Postal StationToronto, ON M5C 2K4	199 Bay Street Commerce Court West Securities Level Toronto, ON M5L 1G9	Facsimile Number: (416) 643-3148

THE NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY HAND OR COURIER OR TRANSMITTED BY FACSIMILE TRANSMISSION OR MAILED TO THE DEPOSITARY AT ITS OFFICE IN TORONTO, ONTARIO, CANADA LISTED IN THIS NOTICE OF GUARANTEED DELIVERY AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE MANNER SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE NUMBER OTHER THAN SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATES TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, ACCOMPANYING CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN TORONTO, ONTARIO, CANADA WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATES FOR COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR COMMON SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

DESCRIPTION OF COMMON SHARES

The undersigned hereby deposits with the Depositary upon the terms and subject to the conditions set forth in the Offer, the Circular and the Letter of Transmittal, receipt of which is hereby acknowledged, the Common Shares described below, pursuant to the procedures for guaranteed delivery as set forth in Section 3 of the Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery” and Instruction 2 to the Letter of Transmittal.

Certificate Number(s)	Name in which Registered	Number of Common Shares	Number of Common
(if available)	(Please print or type and fill in exactly	Represented by Certificate	Shares Deposited*
(Please print or type)	as name(s) appear(s) on certificates)	(Please print or type)	(Please print or type)

TOTAL:
* Unless otherwise indicated, the total number of Common Shares evidenced by certificates delivered will be deemed to have been deposited.

CURRENCY OF PAYMENT

Shareholders will receive payment of consideration under the Offer in Canadian dollars.

SHAREHOLDER SIGNATURE(S)

Signature(s) of Shareholder(s)	Address(es)

Name (please print or type)

Date	Postal Code / Zip Code

Daytime Telephone Number

GUARANTEE OF DELIVERY

The undersigned, an Eligible Institution, guarantees delivery to the Depositary of the certificates representing the Common Shares deposited hereby, in proper form for transfer with a properly completed and duly executed Letter of Transmittal in the form enclosed herewith or an originally signed facsimile copy thereof, and all other documents required by the Letter of Transmittal, all prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Time.

Name of the Firm: _ _	Authorized Signature: _ _

Address of the Firm: _ _	Name: _ _

Title: _ _

Telephone Number: _ _	Dated: _ _